EXHIBIT 99.1

FORTEGRA FINANCIAL CORPORATION REPORTS THIRD QUARTER 2012 NET INCOME $4.1 MILLION; NET REVENUES INCREASE 8.6%

Jacksonville, FL - November 12, 2012 - Fortegra Financial Corporation (NYSE: FRF), an insurance services company providing distribution and administration services and insurance-related products, today reported results for the third quarter ended September 30, 2012.

•	Direct and assumed written premiums increased 6.3% year-over-year to a record $100.4 million

•	Net revenues climbed 8.6% compared to prior-year, including the impact from a change in accounting estimate

•	Third quarter net income was $4.1 million ($0.20 per diluted share) with Adjusted Net Income of $4.7 million ($0.23 per diluted share)

•	Third quarter Adjusted EBITDA was $10.9 million ($0.53 per diluted share) with Adjusted EBITDA margin of 34.9%

“I am pleased with the progress we are making at Fortegra. We continued to build strength throughout the organization not only with our current suite of products but also with the launch of additional complementary products,” said Richard S. Kahlbaugh, Chairman, President and Chief Executive Officer of Fortegra. “While cross-selling and direct marketing initiatives continue, we recently conducted market tests on SnapBack, a warranty product providing glass protection to mobile devices and tablets. Based on the positive customer feedback, this confirmed SnapBack's market potential. With SnapBack and other product development initiatives underway in our business, I am confident we have the products and programs that allow us to deliver on our long term growth strategy.”

Third Quarter Results
Total revenues increased 13.8% to $64.3 million for the third quarter of 2012, compared to $56.5 million for the third quarter of 2011. Net revenues (total revenues less net losses and loss adjustment and commissions expenses) increased 8.6% to $31.3 million for the third quarter of 2012, compared to $28.8 million for the prior-year period. The change in accounting estimate recorded during the three months ended September 30, 2012 increased total revenues and net revenues by $4.0 million and $1.2 million, respectively.

Operating expenses were $20.7 million compared with $18.2 million one year ago. The 2011 acquisition of Pacific Benefits Group contributed $1.4 million of the increase.

Net income for the third quarter 2012 was $4.1 million or $0.20 per diluted share, comparable to $4.1 million, or $0.19 per diluted share in the third quarter 2011. The change in accounting estimate contributed $1.0 million during the quarter. In addition, as previously announced, the company experienced a one-time charge of $0.7 million (pre-tax) during the quarter related to the retirement of the previous debt facility.

Adjusted EBITDA for the third quarter of 2012 was $10.9 million, compared to $10.8 million for the third quarter of 2011. Adjusted EBITDA margin for the third quarter of 2012 was 34.9%, compared to 37.7% for the prior-year period.

Segment Results
Payment Protection
For the three months ended September, 2012, net revenues for the Payment Protection segment were $17.5 million, compared to $15.8 million for the prior-year period. The current period included net revenues of $1.2 million attributable to the change in accounting estimate. EBITDA for the Payment Protection segment was $7.9 million for the third quarter of 2012, compared to $7.3 million for the prior-year period. EBITDA margin for the Payment Protection segment was 45.3% for the third quarter of 2012, compared to 46.4% for the prior-year period. Direct and assumed written premiums increased 6.3% year-over-year to a record $100.4 million.

Business Process Outsourcing (BPO)
Net revenues for the BPO segment increased to $5.0 million for the third quarter of 2012, compared to $3.8 million for the third quarter of 2011, primarily attributable to the PBG acquisition. EBITDA for the BPO segment was essentially flat at $1.1 million for the third quarter of 2012 compared to the prior-year period. EBITDA margin for the BPO segment declined to 22.5% for the third quarter of 2012, compared to 29.1% for the prior-year period. The decline reflects weaker than expected margins from Pacific Benefits Group.

Brokerage
Net revenues for the Brokerage segment declined to $8.8 million for the third quarter of 2012 from $9.2 million in the prior-year period. EBITDA for the Brokerage segment fell modestly to $1.6 million for the third quarter of 2012, compared to $1.7 million for the prior-year period. EBITDA margin for the Brokerage segment declined 80 bps year over year to 17.8%. Bliss & Glennon revenues continued to outpace prior year results, while a soft reinsurance market is impacting eReinsure.

Balance Sheet
Total invested assets and cash and cash equivalents amounted to $129.2 million as of September, 2012 compared to $127.1 million as of December 31, 2011. Unearned premiums were $231.1 million as of September 30, 2012 compared to $227.9 million as of December 31, 2011. Total debt outstanding at September 30, 2012 was $106.2 million compared to $108.0 million as of December 31, 2011. Stockholder's equity increased to $137.3 million as of September, 30, 2012 compared to $127.6 million as of December 31, 2011.

During the quarter Fortegra continued to execute on its share repurchase authorization, repurchasing 147,503 shares at an average price of $8.02 per share. Since inception, the company repurchased 979,634 shares while $3.5 million remains available on the authorization.

Conference Call Information
Fortegra's executive management will host a conference call to discuss its third quarter 2012 results tomorrow, Tuesday, November 13, 2012 at 8:30 a.m. Eastern Time.  To participate in the live call, dial (877) 407-3982 within the U.S., or (201) 493-6780 for international callers. A live audio webcast will also be available on the Investors page of the company's website, http://www.fortegra.com. A replay of the call will be available beginning November 13, 2012 at 11:30 a.m. ET and ending on November 20, 2012 11:59 p.m. ET on the company's website, and by dialing (877) 870-5176 in the U.S. or (858) 384-5517 for international callers. The passcode for the replay is 402337.

Statistical Supplement
In addition, the company has provided a statistical supplement which can be accessed through the “Investor Relations” section of Fortegra's website at: http://www.fortegra.com

About Fortegra
Fortegra Financial Corporation is an insurance services company that provides distribution and administration services and insurance-related products to insurance companies, insurance brokers and agents and other financial services companies in the United States. Fortegra's brands include: Life of the South, Consecta, Bliss & Glennon (B&G), eReinsure (eRe), Auto Knight Motor Club, Continental Car Club, United Motor Club, Pacific Benefits Group (PBG), Universal Equipment Recovery Group (UERG), and South Bay Acceptance Corporation (SBAC).

Use of Non-GAAP Financial Information
Fortegra presents certain additional financial measures related to its Business Segments that are "Non-GAAP measures" within the meaning of Regulation G under the Securities Act of 1934. Fortegra presents these Non-GAAP measures to provide investors with additional information to analyze Fortegra's performance from period to period.  Management also uses these measures to assess performance for Fortegra's segments and to allocate resources in managing Fortegra's businesses.  However, investors should not consider these Non-GAAP measures as a substitute for the financial information that Fortegra reports in accordance with GAAP.  These Non-GAAP measures reflect subjective determinations by management, and may differ from similarly titled Non-GAAP measures presented by other companies.

In this Earnings Release, we present EBITDA and Adjusted EBITDA. These financial measures as presented in this Earnings Release are considered Non-GAAP financial measures and are not recognized terms under U.S. GAAP and should not be used as an indicator of, and are not an alternative to, net income as a measure of operating performance. EBITDA as used in this Earnings Release is net income before interest expense, income taxes, non-controlling interest, depreciation and amortization. Adjusted EBITDA as used in this Earnings Release means "Consolidated Adjusted EBITDA" which is defined under our credit facility with Well Fargo Bank, N.A., is generally consolidated net income before consolidated interest expense, consolidated amortization expense, consolidated depreciation expense and consolidated income tax expense. The other items excluded in this calculation may include if applicable, but are not limited to, specified acquisition costs, impairment of goodwill and other non-cash charges, stock-based compensation expense and unusual or non-recurring charges. The calculation below does not give effect to certain additional adjustments permitted under our credit facility, which if included, would increase the amount of Adjusted EBITDA reflected in this table. We believe presenting EBITDA and Adjusted EBITDA provides investors with a supplemental financial measure of our operating performance.
In addition to the financial covenant requirements under our credit facility, management uses EBITDA and Adjusted EBITDA as financial measures of operating performance for planning purposes, which may include, but are not limited to, the preparation of budgets and projections, the determination of bonus compensation for executive officers, the analysis of the allocation of resources and the evaluation of the effectiveness of business strategies. Although we use EBITDA and Adjusted EBITDA as financial measures to assess the operating performance of our business, both measures have significant limitations as analytical tools because they exclude certain material expenses. For example, they do not include interest expense and the payment of income taxes, which are both a necessary element of our costs and operations. Since we use property and equipment to generate service revenues, depreciation expense is a necessary element of our costs. In addition, the omission of amortization expense associated with our intangible assets further limits the usefulness of this financial measure. Management believes the inclusion of the adjustments to EBITDA and Adjusted EBITDA are appropriate to provide additional information to investors about certain material non-cash items and about unusual items that we do not expect to continue at the same level in the future. Because EBITDA and Adjusted EBITDA do not account for these expenses, its utility as a financial measure of our operating performance has material limitations. Due to these limitations, management does not view EBITDA and Adjusted EBITDA in isolation or as a primary financial performance measure.
We believe EBITDA and Adjusted EBITDA are frequently used by securities analysts, investors and other interested parties in the evaluation of similar companies in similar industries and to measure the company's ability to service its debt and other cash needs. Because the definitions of EBITDA and Adjusted EBITDA (or similar financial measures) may vary among companies and industries, they may not be comparable to other similarly titled financial measures used by other companies.

Forward-Looking Statements
This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Act of 1995. Such statements are subject to risks and uncertainties. All statements other than statements of historical fact included in this press release are forward-looking statements. Forward-looking statements give our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as "anticipate," "estimate," "expect," "project,'' "plan," "intend," "believe," "may," "should," "can have," "likely" and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events.

The forward-looking statements contained in this press release are based on assumptions that we have made in light of our industry experience and our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances. As you read this press release, you should understand that these statements are not guarantees of performance or results. They involve risks, uncertainties (some of which are beyond our control) and assumptions. Although we believe that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect our actual financial results and cause them to differ materially from those anticipated in the forward-looking statements. We believe these factors include, but are not limited to, those described under Item 1A. - "Risk Factors" in Fortegra's most current Annual Report on Form 10-K and most current Quarterly Report on Form 10-Q. Should one or more of these risks or uncertainties materialize, or should any of these assumptions prove incorrect, our actual results may vary in material respects from those projected in these forward-looking statements.

Any forward-looking statement made by us in this press release speaks only as of the date on which we make it. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Further information concerning Fortegra and its business, including factors that potentially could materially affect Fortegra's financial results, is contained in Fortegra's filings with the SEC, which are available free of charge at the SEC's website at http://www.sec.gov and from Fortegra's website in the "Investor Relations" section under "SEC Filings" at http://www.fortegra.com.

Contact:
Stephanie Gannon
904-352-2759
investor.relations@fortegra.com

FORTEGRA FINANCIAL CORPORATION

CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
(All Amounts in Thousands Except Share and Per Share Amounts)

	For the Three Months Ended		For the Nine Months Ended
	September 30, 2012	September 30, 2011	September 30, 2012	September 30, 2011
Revenues:
Service and administrative fees	$10,056	$10,125	$28,790	$28,041
Brokerage commissions and fees	8,411	8,611	27,295	25,686
Ceding commission	11,122	7,027	25,396	21,428
Net investment income	744	801	2,219	2,636
Net realized (losses) gains on the sale of investments	(16)	1,196	(6)	2,423
Net earned premium	33,893	28,673	97,770	84,646
Other income	52	18	172	138
Total revenues	64,262	56,451	181,636	164,998
Net losses and loss adjustment expenses	11,430	9,714	32,272	28,338
Commissions	21,548	17,926	61,479	53,766
Net Revenues	31,284	28,811	87,885	82,894

Expenses:
Personnel costs	12,503	10,746	36,020	32,825
Other operating expenses	7,876	7,252	21,425	23,704
Stock based compensation expense	288	214	657	615
Depreciation	871	886	2,584	2,283
Amortization of intangibles	1,127	998	3,775	3,428
Interest expense	2,025	1,906	5,267	5,862
Loss on sale of subsidiary	—	477	—	477
Total expenses	24,690	22,479	69,728	69,194
Income before income taxes and non-controlling interest	6,594	6,332	18,157	13,700
Income taxes	2,455	2,259	6,520	4,847
Income before non-controlling interest	4,139	4,073	11,637	8,853
Less: net income (loss) attributable to non-controlling interest	29	1	62	(171)
Net income	$4,110	$4,072	$11,575	$9,024

Earnings per share:
Basic	$0.21	$0.20	$0.59	$0.44
Diluted	$0.20	$0.19	$0.56	$0.42
Weighted average common shares outstanding:
Basic	19,531,694	20,404,441	19,705,105	20,355,057
Diluted	20,463,238	21,214,365	20,620,084	21,375,184

FORTEGRA FINANCIAL CORPORATION

CONSOLIDATED BALANCE SHEETS (Unaudited)
(All Amounts in Thousands Except Share and Per Share Amounts)

	September 30, 2012	June 30, 2012(1)	March 31, 2012(1)	December 31, 2011
Assets:
Investments:
Fixed maturity securities available-for-sale at fair value (amortized cost of $107,150 at September 30, 2012 and $92,311 at December 31, 2011)	$110,833	$88,021	$92,843	$93,509
Equity securities available-for-sale at fair value (cost of $5,882 at September 30, 2012 and $1,203 at December 31, 2011)	6,085	5,653	3,793	1,219
Short-term investments	970	970	970	1,070
Total investments	117,888	94,644	97,606	95,798
Cash and cash equivalents	11,284	28,350	18,676	31,339
Restricted cash	21,232	23,659	18,959	14,180
Accrued investment income	1,115	985	927	929
Notes receivable, net	4,281	3,783	3,802	3,603
Accounts and premiums receivable, net	25,056	27,384	31,184	20,172
Other receivables	15,708	14,505	16,798	9,103
Reinsurance receivables	197,184	191,671	186,421	194,740
Deferred acquisition costs	56,903	55,983	52,517	55,467
Property and equipment, net	17,227	16,915	15,728	14,666
Goodwill	104,668	104,668	104,500	104,500
Other intangibles, net	50,803	51,930	52,928	54,410
Other assets	6,452	6,702	5,836	6,070
Total assets	$629,801	$621,179	$605,882	$604,977

Liabilities:
Unpaid claims	$32,041	$31,618	$32,497	$32,583
Unearned premiums	231,114	228,991	221,059	227,929
Policyholder account balances	26,223	26,942	27,565	28,040
Accrued expenses, accounts payable, income taxes and other liabilities	51,785	49,347	42,348	35,446
Deferred revenue	19,164	18,386	17,617	20,781
Note payable	71,168	72,000	74,700	73,000
Preferred trust securities	35,000	35,000	35,000	35,000
Deferred income taxes, net	26,023	25,691	24,815	24,614
Total liabilities	492,518	487,975	475,601	477,393
Stockholders' Equity:
Preferred stock, par value $0.01; 10,000,000 shares authorized; none issued	—	—	—	—
Common stock, par value $0.01; 150,000,000 shares authorized; 20,681,252 and 20,561,328 shares issued at September 30, 2012 and December 31, 2011, respectively, including shares in treasury	207	207	206	206
Treasury stock, at cost; 1,024,212 shares and 516,132 shares at September 30, 2012 and December 31, 2011, respectively	(6,651)	(5,468)	(4,122)	(2,728)
Additional paid-in capital	97,095	96,785	96,378	96,199
Accumulated other comprehensive loss, net of tax	(673)	(1,480)	(1,324)	(1,754)
Retained earnings	46,725	42,615	38,613	35,150
Stockholders' equity before non-controlling interest	136,703	132,659	129,751	127,073
Non-controlling interest	580	545	530	511
Total stockholders' equity	137,283	133,204	130,281	127,584
Total liabilities and stockholders' equity	$629,801	$621,179	$605,882	$604,977

(1) The balance sheets for March 31, 2012 and June 30, 2012 have been recast to reflect prior period adjustments. related to business combination valuation adjustments

FORTEGRA FINANCIAL CORPORATION

CONSOLIDATED STATEMENTS OF INCOME- Segments (Unaudited)
(All Amounts in Thousands)

	For the Three Months Ended		For the Nine Months Ended
	September 30, 2012	September 30, 2011	September 30, 2012	September 30, 2011
Segment Net Revenue
Payment Protection	$17,494	$15,770	$45,676	$43,871
BPO	4,951	3,833	13,565	11,088
Brokerage	8,839	9,208	28,644	27,935
Segment net revenues	31,284	28,811	87,885	82,894

Operating Expenses
Payment Protection	9,563	8,445	26,205	25,857
BPO	3,836	2,717	10,320	8,164
Brokerage	7,268	7,491	21,577	21,837
Corporate	—	36	—	1,763
Total operating expenses	20,667	18,689	58,102	57,621

EBITDA
Payment Protection	7,931	7,325	19,471	18,014
BPO	1,115	1,116	3,245	2,924
Brokerage	1,571	1,717	7,067	6,098
Corporate	—	(36)	—	(1,763)
Total EBITDA	10,617	10,122	29,783	25,273

Depreciation and amortization
Payment Protection	863	927	2,577	3,204
BPO	494	307	1,495	824
Brokerage	641	650	2,287	1,683
Corporate	—	—	—	—
Total depreciation and amortization	1,998	1,884	6,359	5,711

Interest Expense
Payment Protection	1,359	1,053	3,342	3,622
BPO	294	96	820	258
Brokerage	372	757	1,105	1,982
Corporate	—	—	—	—
Total interest expense	2,025	1,906	5,267	5,862

Income before income taxes and non-controlling interest
Payment Protection	5,709	5,345	13,552	11,188
BPO	327	713	930	1,842
Brokerage	558	310	3,675	2,433
Corporate	—	(36)	—	(1,763)
Total income before income taxes and non-controlling interest	6,594	6,332	18,157	13,700
Income taxes	2,455	2,259	6,520	4,847
Less: net income (loss) attributable to non-controlling interest	29	1	62	(171)
Net income	$4,110	$4,072	$11,575	$9,024

FORTEGRA FINANCIAL CORPORATION

RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION (Unaudited)
ADJUSTED EBITDA
(All Amounts in Thousands, except for percentages)

	For the Three Months Ended		For the Nine Months Ended
	September 30, 2012	September 30, 2011	September 30, 2012	September 30, 2011
Net income	$4,110	$4,072	$11,575	$9,024
Depreciation	871	886	2,584	2,283
Amortization of intangibles	1,127	998	3,775	3,428
Interest expense	2,025	1,906	5,267	5,862
Income taxes	2,455	2,259	6,520	4,847
Net income (loss) attributable to non-controlling interest	29	1	62	(171)
EBITDA	10,617	10,122	29,783	25,273
Transaction costs (a)	5	36	139	829
Stock-based compensation expense	288	214	657	615
Corporate governance study	—	—	—	248
Relocation expenses	—	—	—	207
Statutory audits	—	—	—	98
Loss on sale of subsidiary	—	477	—	477
Adjusted EBITDA	$10,910	$10,849	$30,579	$27,747

EBITDA Margin	33.9%	35.1%	33.9%	30.5%
Adjusted EBITDA Margin	34.9%	37.7%	34.8%	33.5%

(a) Represents transaction costs associated with acquisitions.

FORTEGRA FINANCIAL CORPORATION

RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION (Unaudited)
NET INCOME
(All Amounts in Thousands Except Share and Per Share Amounts)

	For the Three Months Ended		For the Nine Months Ended
	September 30, 2012	September 30, 2011	September 30, 2012	September 30, 2011
Net income	$4,110	$4,072	$11,575	$9,024
Non-GAAP Adjustments, net of tax
Transaction costs associated with acquisitions (1)	5	36	139	829
Stock-based compensation	186	138	425	398
Corporate governance study	—	—	—	156
Relocation expenses	—	—	—	130
Statutory audits	—	—	—	62
Loss on sale of subsidiary	—	300	—	300
Retirement of debt (2)	439	—	439	560
Total Non-GAAP adjustments, net of tax	630	474	1,003	2,435
Net income - Non-GAAP basis	$4,740	$4,546	$12,578	$11,459

GAAP Earnings per share - basic	$0.21	$0.20	$0.59	$0.44
Non-GAAP adjustments, net of tax	0.03	0.02	0.05	0.12
Non-GAAP Earnings per common share - basic	$0.24	$0.22	$0.64	$0.56

GAAP Earnings per share - diluted	$0.20	$0.19	$0.56	$0.42
Non-GAAP adjustments, net of tax	0.03	0.02	0.05	0.12
Non-GAAP Earnings per common share - diluted	$0.23	$0.21	$0.61	$0.54

Weighted average common shares outstanding:
Basic	19,531,694	20,404,441	19,705,105	20,355,057
Diluted	20,463,238	21,214,365	20,620,084	21,375,184

(1) Adjustments not tax effected.
(2) Adjustments not tax effected for the 2011 periods presented. 2012 amounts represent the write off of $678 in previously capitalized transactions costs on the termination of the SunTrust Bank, N.A., revolving credit line, net of tax.